UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 9, 2021
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Mastercard Incorporated
(Exact name of registrant as specified in its charter)
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Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A Common Stock	MA	New York Stock Exchange
1.100% Notes due 2022	MA22	New York Stock Exchange
2.100% Notes due 2027	MA27	New York Stock Exchange
2.500% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2021, the Board of Directors of Mastercard Incorporated (the “Company”) elected Candido Bracher to the Board of Directors. Mr. Bracher has served as a non-employee director on the board of directors of Itaú Unibanco Group (“Itaú“) since February 2021. He served as the CEO of Itaú from January 2017 through February 2021, and held various senior positions at Itaú since 2004, including General Director, Banco Wholesale (2015-2017) and Vice President (2004-2015).

A copy of the press release announcing Mr. Bracher’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Bracher will receive benefits consistent with those received by non-employee directors, including director compensation, as described in our most recent Quarterly Report on Form 10-Q and proxy statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Mastercard Incorporated, dated September 10, 2021
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	September 10, 2021	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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